EXHIBIT 23


                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS







To Sussex Bancorp:

As independent public accountants, we hereby consent to the incorporation by reference of our report dated January 10, 1997 (except with respect to the matter discussed in Note 10, as to which the date is March 19, 1997) and to all references to our Firm in this Form 10-KSB and into Sussex Bancorp's previously filed Registration Statement No. 333-20643 on Form S-3 and Registration Statement No. 333-20603 on Form S-8. It should be noted that we have not audited any financial statements of Sussex Bancorp subsequent to December 31, 1996 or performed any audit procedures subsequent to the date of our report.



                                        /s/Arthur Andersen LLP
                                        ----------------------
                                        ARTHUR ANDERSEN LLP

Roseland, New Jersey
March 26, 1997